                                                                   Exhibit 10.25

                      SECOND AMENDMENT TO ESCROW AGREEMENT

      This Second Amendment to Escrow Agreement (this "Amendment") is made this 28th day of June, 1996, by and among Memry Corporation, a Delaware corporation ("Memry"), Connecticut Innovations, Incorporated, a specially chartered Connecticut corporation ("CII") and Finn Dixon & Herling, as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H:

      WHEREAS, Memry, CII and Escrow Agent are parties to an Escrow Agreement dated December 22, 1994, as amended (the "Escrow Agreement");

      WHEREAS, Memry and CII have entered into a Second Amendment dated June 24, 1996 (the "Second Amendment") to Convertible Subordinated Debenture Purchase Agreement dated December 22, 1994, as amended (the "Purchase Agreement");

      WHEREAS, Memry, CII and Escrow Agent wish to modify the Escrow Agreement to reflect the amendments made pursuant to the Second Amendment and other understandings of the parties.

      NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration given to each party hereto, the receipt and sufficiency of which are hereby acknowledged, Memry, CII and the Escrow Agent agree as follows:

      1. All references to the "Purchase Agreement" shall be deemed references to the Purchase Agreement, as amended by the Second Amendment.

      2. The reference in the preamble to "March 15, 1999" shall be deleted and replaced with "January 31, 1997."

      3. The phrase "on or prior to March 15, 1999," shall be deleted from
Section 4(a)(ii).

      4. Section 4(a)(iv) shall be amended by substituting for the phrase "on March 25, 1999" the following:

     on the earlier to occur of January 25, 2000 or the receipt by the Escrow Agent of instructions pursuant to Section 4(e) below.

      5. Section 4(a) is further amended by substituting for the phrase "provisions of clauses (ii) or (iii) of this Section 4.a" the phrase "provisions of clauses (ii), (iii) or (iv) of this Section 4.a."
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      6. The reference in Section 4(b) to "March 5, 1999" shall be deleted and replaced with "January 25, 2000."

      7. A new Section 4(e) is added, such section to provide, in its entirety, as follows:

          e. At such time during the term hereof as Memry has effected and maintained in effect a registration statement covering CII's resale of the Registrable Securities for an aggregate of 365 calendar days, not including days on which CII is not entitled to resell Registrable Securities because of Securities and Exchange Commission stop orders and/or the Company having provided CII with notice to suspend sales to permit the Company to correct or update a registration statement or prospectus then in effect, CII shall promptly provide the Escrow Agent with written instructions to return any remaining Escrowed Funds to (or, upon Memry's instructions, for the account of) Memry.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of this 28th day of June, 1996.

                                             MEMRY CORPORATION

                                             By: /s/ James G. Binch
                                                 -------------------------------
                                             Its: President & CEO

                                             CONNECTICUT INNOVATIONS,
                                               INCORPORATED

                                             By: /s/ Victor R. Budnick
                                                 -------------------------------
                                             Its: Pres. & Exec. Dir.

                                             FINN DIXON & HERLING

                                             By: /s/ David I. Albin
                                                 -------------------------------
                                             Its: A partner


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